UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2025

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota		55359
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Krishna

On May 21, 2025, Proto Labs, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Suresh Krishna to serve as the Company’s President and Chief Executive Officer, effective May 20, 2025 (the “Transition Date”), succeeding Robert Bodor, who ceased to be the President and Chief Executive Officer and a director of the Company effective as of the Transition Date. The Board has also appointed Mr. Krishna to serve as a director of the Company, filling the vacancy left on the Board by Dr. Bodor’s departure, until the earlier of the Company’s 2026 annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation, or removal.

Suresh Krishna, age 56, joined the Company from Northern Tool + Equipment, where he served as President and Chief Executive Officer from April 2020 to November 2024. Prior to joining Northern Tool + Equipment, Mr. Krishna served as the Senior Vice President and Chief Operations, Supply Chain and Lean Officer of Sleep Number Corporation from April 2016 to April 2020. Mr. Krishna also served in various leadership positions at Polaris Inc., including as Vice President and Business Unit Head of Europe Middle East & Africa from 2014 to 2016 and Vice President of Global Operations and Integration from 2010 to 2014. From 2007 to 2010, he served at a division of UTC Fire & Security. Mr. Krishna also served in a variety of roles for Diageo, ABB and earlier in his career, he was an associate at Booz Allen & Hamilton.

In connection with his appointment, Mr. Krishna entered into an Executive Employment Agreement with the Company, dated May 20, 2025 (the “Employment Agreement”), which sets forth certain terms and conditions of his employment. Pursuant to the Employment Agreement, Mr. Krishna’s employment commenced as of the Transition Date and is for a term of three years, unless earlier terminated, and will automatically be extended for successive one-year terms thereafter unless Mr. Krishna provides notice of non-renewal. The Employment Agreement provides that Mr. Krishna will receive the following compensation:

•	an initial annual base salary of $800,000;
•	participation in the Company’s annual short-term incentive plan, with a target cash incentive bonus equal to 100% of his base salary, with his payout for 2025 pro-rated based on the number of calendar days he is employed by the Company from the Transition Date through December 31, 2025;
•	entitlement to participate in all employee benefit plans and programs generally available to executive employees of the Company, as determined by the Company and to the extent he meets the eligibility requirements for each individual plan or program; and
•	the grant of the following equity awards, effective as of May 23, 2025 (the “Grant Date”):

o	$600,000 of restricted stock units (“RSUs”), which will vest as to 25% of the RSUs in four annual installments beginning on the first anniversary of the Grant Date;
o	$600,000 of stock options (“Options”), with an exercise price equal to 100% of the closing share price of the Company’s common stock on the Grant Date, and which will vest and become exercisable as to 25% of the shares underlying the Options in four annual installments beginning on the first anniversary of the Grant Date and has a ten-year term;
o	$1,200,000 of performance stock units (“PSUs”), with the same terms and conditions as the PSUs granted to the executive officers of the Company in February 2025; and
o	a one-time inducement award of $1,000,000 of PSUs, with the same terms and conditions as the PSUs granted to the executive officers of the Company in February 2025, plus a one-time inducement award of $1,000,000 of PSUs (the one-time PSU awards collectively referred to as, the “Inducement Awards”) tied to certain revenue and total shareholder return metrics, and other terms and conditions.

The RSUs, Options, and PSUs noted above will be granted under and pursuant to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan (as amended, the “2022 Plan”) and will be subject to the terms and conditions of the 2022 Plan and the forms of award agreements for such types of awards previously approved by the Compensation and Talent Committee of the Board, except for the Inducement Awards, which will be “inducement awards” within the meaning of the New York Stock Exchange Listed Company Manual Section 303A.08 will not be granted under the 2022 Plan, but they will have the same terms and conditions as equity awards granted under the 2022 Plan and the award agreements for such types of awards, except as provided in the Inducement Award agreements.

The Employment Agreement provides that if the Company terminates Mr. Krishna’s employment without cause (and other than as a result of Mr. Krishna’s death or disability), or if Mr. Krishna’s resigns for good reason (either such event being a “Qualifying Termination”), and provided that Mr. Krishna’s complies with certain conditions, including execution of a general waiver and release of claims and compliance with the restrictive covenants agreement Mr. Krisha entered into in connection with entering into the Employment Agreement, then Mr. Krishna will be entitled to certain benefits summarized below.

If Mr. Krishna has a Qualifying Termination during the term of the Employment Agreement and not in connection with a change in control (which is the period from the change in control until the 18-month period following a change in control (the “Change in Control Period”), then, subject to certain conditions:

•	the Company will pay Mr. Krishna an amount equal to one times Mr. Krishna’s annualized base salary in substantially equal installments in accordance with the Company’s regular payroll practices over the 12-month period immediately following the termination date;
•	the Company will pay Mr. Krishna a pro rata cash incentive bonus amount for the year in which the termination occurs, payable in a lump sum;
•	the Company will pay its share of premiums due for Mr. Krishna and his eligible dependents for the first 12 months of coverage under COBRA; and
•	if Mr. Krishna has any unvested equity-based awards as of the termination date, (i) a pro rata portion of any time-based unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately, determined by multiplying the total number of additional shares that would otherwise have become exercisable or vested on the next anniversary of the grant date had Mr. Krishna remained employed through that date by a fraction, the numerator of which is the number of days Mr. Krishna was employed by the Company during the then current vesting year including the termination date and the denominator of which is 365 days; and (ii) a pro rata portion of any performance-based awards will vest following the end of the performance period, determined by multiplying the total number of additional shares that would otherwise have been determined to have been earned had Mr. Krishna remained employed through the end of the applicable performance period by a fraction, the numerator of which is the number of days Mr. Krishna was employed by the Company during the performance period and the denominator of which is the number of days in the performance period. In the event that the terms of an equity award or the 2022 Plan provide more favorable treatment, the terms of such award or the 2022 Plan will control.

If Mr. Krishna has a Qualifying Termination which occurs within 90 days prior to a change in control, and if the termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation Mr. Krishna is entitled to receive in connection with a Qualifying Termination which is not in connection with a change in control, as described above:

•	the Company will pay Mr. Krishna an amount equal to one times Mr. Krishna’s annualized base salary, payable in a lump sum;
•	the Company will pay Mr. Krishna an amount equal to Mr. Krishna’s target annual cash incentive bonus for the calendar year in which Mr. Krishna’s employment with the Company terminates, payable in a lump sum;
•	the Company will pay its share of premiums due for Mr. Krishna and his eligible dependents for an additional six months of coverage under COBRA; and
•	the Company will pay Mr. Krishna an amount equal to the intrinsic value of any unvested equity-based awards held by him as of the termination date that were forfeited as of the termination date; in the case of forfeited performance-based awards, the intrinsic value shall be based on the number of shares subject to an award based on a determination by the Board of the degree to which any performance-based vesting or payment conditions will be deemed satisfied.

If a change in control occurs during the term of the Employment Agreement, and Mr. Krishna has a Qualifying Termination during the Change in Control Period, then, subject to certain conditions:

•	the Company will pay Mr. Krishna an amount equal to two times Mr. Krishna’s annualized base salary in substantially equal installments in accordance with the Company’s regular payroll practices over the 24-month period immediately following the termination date;
•	the Company will pay Mr. Krishna an amount equal to two times Mr. Krishna’s target annual cash incentive bonus for the calendar year in which Mr. Krishna’s employment with the Company terminates, payable in a lump sum;
•	the Company will pay its share of premiums due for Mr. Krishna and his eligible dependents for the first 18 months of coverage under COBRA; and
•	all of Mr. Krishna’s unvested equity-based awards as of the termination date will vest immediately on the termination date; in the case of performance-based awards, the number of shares subject to such accelerated vesting shall be based on a determination by the Board of the degree to which any performance-based vesting conditions will be deemed satisfied.

In the event that the severance pay and other benefits provided for in the Employment Agreement or otherwise payable to Mr. Krishna constitute “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to excise taxes, then such benefits will either be delivered in full or delivered as to such lesser extent which would result in no portion of such severance pay and other benefits being subject to excise taxes, whichever results in the receipt by Mr. Krishna of the greatest amount of benefits on an after-tax basis.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement as set forth in Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Krishna and any other persons pursuant to which Mr. Krishna was selected as an officer or director of the Company, Mr. Krishna has no family relationships with any of the Company’s directors or executive officers, and Mr. Krishna is not a party to and does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Departure of Dr. Bodor

As disclosed above, Dr. Bodor departed the Company, effective as of the Transition Date, and ceased to be an employee and director of the Company as of such date. While Dr. Bodor resigned from the Company, the Company agreed to provide the severance compensation contemplated by the provisions for a termination without cause or a resignation for good reason under Section 7.A.(i) of his Executive Employment Agreement, dated January 29, 2021, a copy of which was previously filed with the Securities and Exchange Commission (the “Commission”) and is incorporated herein by reference as Exhibit 10.2.

In addition, Dr. Bodor and the Company entered into a Consulting Agreement, dated May 20, 2025 (the “Consulting Agreement”), pursuant to which Dr. Bodor agreed to provide services to support the transition of management through May 25, 2025. In exchange for his services, the Company will pay Dr. Bodor a fee of $700 per hour. The Company and Dr. Bodor are also discussing the possibility of Dr. Bodor providing consulting services for a longer period of time.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement as set forth in Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to the 2022 Plan

As reported below in Item 5.07, on May 20, 2025, the shareholders of the Company approved the amendment to the 2022 Plan, which increased the number of shares available for issuance pursuant to awards under the plan by an additional 296,000 shares.

A description of the 2022 Plan was included in the Company’s proxy statement for its annual meeting of shareholders filed with the Commission on April 9, 2025, and a copy of the 2022 Plan, as amended, is filed hereto as Exhibit 10.4 and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 20, 2025 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected all eight persons nominated by the Board. All eight directors will serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified, other than Dr. Bodor, who ceased to be a director as of the Transition Date as disclosed above in Item 5.02. The Company’s shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, approved an advisory vote on the compensation of the Company’s executive officers and approved the amendment to the 2022 Plan. Set forth below are the final voting results for each of the proposals.

Proposal 1. Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes
Robert Bodor	18,568,998	262,158	3,137	2,109,195
Archie C. Black	15,494,829	3,334,912	4,552	2,109,195
Sujeet Chand	17,551,583	1,276,833	5,877	2,109,195
Moonhie Chin	16,132,849	2,695,787	5,657	2,109,195
Rainer Gawlick	18,211,102	618,665	4,526	2,109,195
Stacy Greiner	18,590,462	239,096	4,735	2,109,195
Donald G. Krantz	16,205,392	2,624,410	4,491	2,109,195
Sven A. Wehrwein	17,721,917	1,107,016	5,360	2,109,195

Proposal 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
20,722,129	212,208	9,151	—

Proposal 3. Advisory approval of executive compensation.

For	Against	Abstain	Broker Non-Votes
16,067,528	2,756,966	9,799	2,109,195

Proposal 4. Approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
18,175,924	649,673	8,696	2,109,195

Item 7.01.	Regulation FD Disclosure

On May 21, 2025, the Company issued a press release announcing the leadership transition described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated May 20, 2025, by and between Proto Labs, Inc. and Suresh Krishna
10.2	Executive Employment Agreement, dated January 29, 2021, by and between Proto Labs, Inc. and Robert Bodor (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on February 4, 2021)
10.3	Consulting Agreement, dated May 20, 2025, by and between Proto Labs, Inc. and Robert Bodor
10.4	Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan, as amended May 20, 2025
99.1	Press release, dated May 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	May 21, 2025	By:	/s/ Daniel Schumacher
Daniel Schumacher
Chief Financial Officer